UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 26, 2013

OxySure Systems, Inc.
(Exact name of registrant as specified in its chapter)

Delaware	000-54137	71-0960725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10880 John W. Elliott Drive, Suite 600, Frisco, TX	75033
(Address of principal executive offices)	(Zip Code)

(972) 294-6450
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, OxySure Systems, Inc. (“OxySure” or the “Company”) announced that Mr. Jeremy M. Jones, former Chairman and CEO of Apria Healthcare is joining the Company as an independent director. He was appointed on March 26, 2013 pursuant to unanimous written consent by the Board of Directors of the Company with an effective date of April 1, 2013.

Mr. Jones brings over 35 years of healthcare industry experience to the OxySure Board (“Board”). Mr. Jones founded Homedco Group, Inc., a home healthcare services company, which he took public in 1991. Homedco merged into Apria Healthcare Group, Inc. (“Apria”) in 1995 and from 1995 through January 1998, Mr. Jones was Chief Executive Officer and Chairman of Apria, which became the largest homecare service provider in the nation under his leadership through merger, acquisitions and increased market dominance, and was sold to the Blackstone Group (NYSE: BX) for $1.7 billion in December 1998. Mr. Jones currently serves as Chairman of On Assignment, Inc. (NYSE: ASGN), a $1.3 billion leader in the healthcare and life sciences sectors focusing on in-demand, skilled medical and technical staffing. At On Assignment he also serves on the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Mr. Jones also currently serves on the Board of CombiMatrix Corporation (Nasdaq: CBMX), and has invested in, and has served as Chairman of, home health service companies, Byram Healthcare Centers Inc, and Lifecare Solutions, Inc, until their sale in 2008, and 2011 respectively.  He has also served on the Board of US Labs, Inc., acquired by Lab Corp in 2005, and Cardium Healthcare, acquired by CenCorp Health in 2006.

Subject to re-election by the shareholders, the Company and Mr. Jones contemplate that he will serve an initial term of two (2) years. During the first year of Board service, OxySure agreed to provide compensation as to a total of 78,000 shares of the restricted common stock of the Company, issued quarterly in advance. During the second year of Board service, if re-elected OxySure agreed to provide compensation as to: (i) a total of 60,000 shares of the restricted common stock of the Company, issued quarterly in advance; and (ii) a total of $60,000 in cash, payable on terms that are to be mutually agreed upon.

A copy of the press release announcing the appointment described in Item 5.02 is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit 10.1 Agreement with Jeremy M. Jones.

(d) Exhibit 99.1 Press Release dated March 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2013 OXYSURE SYSTEMS, INC., a Delaware corporation

/s/ Julian T. Ross
BY: ITS:	Julian T. Ross Chief Executive Officer, President, Chief Financial Officer, and Secretary